EXHIBIT 15.1

TIAN YUAN LAW FIRM

35 C 11 : 100033

11TH FLOOR, TOWER C, CORPORATE SQUARE, 35 FINANCIAL STREET, BEIJING 100033, CHINA

TELEPHONE: + 86 10 8809 2188 FACSIMILE: + 86 10 8809 2150

June 2, 2010

China Nuokang Bio-Pharmaceutical Inc.

No. 18-1 East Nanping Road

Hunnan National New & High-tech Development Zone

Shenyang, Liaoning Province

People’s Republic of China 110171

Dear Sirs,

We hereby consent to the reference to our firm under the headings “Risk Factors” and “Regulations” in China Nuokang Bio-Pharmaceutical Inc.’s Annual Report on Form 20-F for the year ended December 31, 2009, which will be filed with the Securities and Exchange Commission in the month of June 2010.

Your faithfully,

/s/ Tian Yuan Law Firm Tian Yuan Law Firm